SEMI - ANNUAL REPORT FEBRUARY 28, 2011

Spectrum Select Alternative Fund

Spectrum Global Perspective Fund

Spectrum Equity Opportunity Fund

33 Whitehall Street, 10th Floor

New York, New York 10004

(800) 851-0511

Dear Shareholders,

This Semi-Annual Report for the Spectrum Funds covers the period from September 1, 2010 to February 28, 2011 (the “Semi-Annual Period”). This Report covers the Spectrum Global Perspective Fund (the “Global Fund”), the Spectrum Equity Opportunity Fund (the “Equity Fund”) and the Spectrum Select Alternative Fund, (the “Select Alternative Fund”). Hundredfold Advisors, LLC serves as the sub-advisor (the “Subadviser”) to the Spectrum Funds. During the Semi-Annual Period, the DJ Industrial Average Index returned 23.64%, the S&P 500 Index returned 27.72% and the NASDAQ-100 Index returned 33.53%.

During this time period the equity markets continued and sustained the bull rally after a small pullback during the summer months of 2010. On the fixed income side, markets reacted negatively to issues both domestically and globally. Currencies were volatile; treasury rates slightly increased causing poor performance in bond funds. Gold was another strong performing sector during the time period and continues to perform well along with other precious metals such as copper, silver and platinum. Additionally, other commodities such as oil, grains, and livestock have performed very well for investors.

Spectrum Global Perspective Fund

The Subadviser actively manages the Global Fund’s portfolio by attempting to anticipate, and respond to, trends in markets in various countries and regions around the world, including emerging markets. The Subadviser employs an investment strategy that alternates between positions designed to profit from market trends, such as entering into “long” and “short” positions in domestic and international securities, and investing in cash or cash equivalents as a temporary defensive measure. The Subadviser seeks to take “long” positions in domestic or international securities prior to or at the outset of upward trends for such securities and seeks to take “short” positions in or sell such securities prior to or early in downward trends in the value of such securities. The Subadviser considers elements of market trends and momentum, including price actions, advance-decline lines, market highs and lows and the overall direction of market trends. As a result, the Subadviser may reposition the Global Fund’s portfolio in response to market movements in an attempt to participate in a developing trend. The Subadviser also may attempt to anticipate market moves and initiate appropriate action in advance of actual market trends in order to minimize the loss of capital appreciation that would occur with a “buy and hold” investment strategy. The Subadviser will likely engage in frequent trading of the Global Fund’s securities in an attempt to position its portfolio in line with the Subadviser’s expectations for market trends.

In addition, the Subadviser employs leveraged investment techniques that allow the Global Fund to gain greater exposure to target securities. The Subadviser analyzes the overall investment opportunities and risks among issuers in various countries, regions and market sectors of foreign securities or investment vehicles that represent pools of foreign securities, such as major market indices and exchange traded funds (“ETFs”). The Subadviser’s strategy does not involve fundamental research and analysis of individual equity securities. Although the Global Fund may invest in domestic equity and debt securities, it primarily invests in international equity and debt securities, including Junk Bonds. In addition, the Global Fund may invest in foreign currencies. The Global Fund generally invests in such international equity and debt securities and foreign currencies indirectly through securities that invest in or are a derivative of international equity securities, primarily including futures contracts, swap agreements, ETFs and other investment companies. The Global Fund also may invest in options contracts, options on future contracts and financial instruments consisting of interest in baskets of international equity securities The Global Fund may also invest directly in foreign currencies and individual foreign securities or indirectly through American Depositary Receipts (“ADRs”). The Global Fund primarily invests in developed and emerging countries in Europe, the Far East, the Middle East, Africa, Australia and Latin America. In addition, the Global Fund may invest in international equity securities representing any market capitalization, investment style, market sector or industry. The Global Fund is not meant to provide diversified exposure to international securities. Consistent with its investment strategy, up to 100% of the Global Fund’s assets may be invested in cash or cash equivalents. To earn income on available cash, a large portion or all of the assets of the Global Fund may be invested in high quality, U.S. dollar-denominated short term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and repurchase agreements that are fully collateralized by such obligations. As a result of investing in cash and cash equivalents, the Global Fund may not achieve its investment objective.

The performance data quoted represents past performance; past performance does not guarantee future results. The investment return and principal value of an investment will fluctuate and an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be higher or lower than the performance data quoted. To obtain performance data current to the most recent month-end, please call, toll-free, 1-800-851-0511 or visit www.direxionfunds.com.

The Global Fund seeks a high total rate of return (income from short-term trading plus capital appreciation) on an annual basis. The Global Fund returned 6.73%, on a total return basis, during the Semi-Annual Period, compared to 27.72% for the S&P 500 Index.

Spectrum Equity Opportunity Fund

The Subadviser actively manages the Equity Fund’s portfolio by attempting to anticipate, and respond to, trends in equity securities. The Subadviser will employ an investment strategy that alternates between positions designed to profit from market trends, such as entering into “long” and “short” positions of equity securities, and investing in cash or cash equivalents as a temporary defensive measure. The Subadviser seeks to take “long” positions in or purchase equity securities prior to or at the outset of upward trends for such securities and seeks to take “short” positions in or sell equity securities prior to or early in downward trends in the value of such securities. When the Subadviser believes it appropriate, the Subadviser will employ leveraged investment techniques that allow the Equity Fund to gain greater exposure to its target investments. The Subadviser will consider elements of market trends and momentum, including price actions, advance-decline lines, market highs and lows and the overall direction of market trends. The Subadviser’s strategy does not involve fundamental research and analysis of individual equity securities. The Subadviser will analyze the overall investment opportunities and risks among categories or sectors of equity securities or investment vehicles that represent pools of equity securities, such as major market indices and ETFs. As a result, the Subadviser may reposition the Equity Fund’s portfolio in response to market movements in an attempt to participate in a developing trend and may attempt to anticipate market moves and initiate appropriate action in advance of actual market trends. The Subadviser will likely engage in frequent trading of the Equity Fund’s securities in an attempt to position its portfolio in line with the Subadviser’s expectations for market trends.

Under normal market conditions, the Equity Fund will invest at least 80% of its net assets (plus any borrowing for investment purposes) in equity securities or derivatives of such securities. At times, for temporary defensive purposes, up to 100% of the Equity Fund’s portfolio may be invested in cash or cash equivalents. Although the Equity Fund may invest directly in equity securities, it may also invest in such securities indirectly through securities that invest in or are a derivative of equity securities, primarily including futures contracts, swap agreements, ETFs and other investment companies. Equity securities include common stocks, ADRs, preferred stock, convertible stock, warrants, and rights. The Equity Fund also may invest in options contracts, options on futures contracts, and financial instruments consisting of interests in baskets of equity securities. The Equity Fund invests in equity securities of any market capitalization, investment style, market sector or industry. The Equity Fund also may seek exposure to issuers of foreign securities. Consistent with its investment strategy for temporary defensive purposes, up to 100% of the Equity Fund’s assets may be invested in cash or cash equivalents. To earn income on available cash, a large portion or all of the assets of the Equity Fund may be invested in high quality, U.S. dollar denominated short-term obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities and repurchase agreements that are fully collateralized by such obligations. As a result of investing in cash and cash equivalents, the Equity Fund may not achieve its investment objective.

The Equity Fund seeks a high total rate of return (income from short-term trading plus capital appreciation) on an annual basis. The Equity Fund returned 19.79%, on a total return basis, during the Semi-Annual Period, compared to 27.72% for the S&P 500 Index.

Spectrum Select Alternative Fund

The Subadviser actively manages the Select Alternative Fund’s portfolio to invest in any combination of equity and fixed-income securities based on market conditions and trends and the Subadviser’s expectations and assessment of risks. (The term “Alternative” in the Fund’s name simply refers to the fact that the Subadviser may choose from among many investment alternatives.) Within these securities, the Subadviser employs an investment strategy that alternates between positions designed to profit from market trends, such as entering into “long” and “short” positions, directly or indirectly through ETFs, other investment companies and, as discussed later in this section, derivatives of equity and fixed-income securities, and investing in cash or cash equivalents as a temporary defensive measure. The Subadviser seeks to take “long” positions in or purchase securities prior to or at the outset of upward trends for such securities and seeks to take “short” positions in or sell securities prior to or early in downward trends in the value of such securities. There is no limit on the amount of the Select Alternative Fund’s assets that may be invested in the derivative instruments later discussed or used to cover short positions.

The performance data quoted represents past performance; past performance does not guarantee future results. The investment return and principal value of an investment will fluctuate and an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be higher or lower than the performance data quoted. To obtain performance data current to the most recent month-end, please call, toll-free, 1-800-851-0511 or visit www.direxionfunds.com.

The Subadviser’s decisions are based on a variety of trading models and an analysis of the overall investment opportunities and risks among categories or sectors of equity and fixed-income securities or investment vehicles that represent pools of such securities, including major market indices, investment companies and ETFs.

The Subadviser’s strategy does not involve fundamental research and analysis of individual securities. The Subadviser considers elements of market trends and momentum, including price actions, advance-decline lines, market highs and lows and the overall direction of market trends. The Subadviser may reposition the Select Alternative Fund’s portfolio in response to market movements in an attempt to participate in a developing trend and may attempt to anticipate market moves and initiate appropriate action in advance of actual market trends. The Subadviser will likely engage in frequent trading of the Select Alternative Fund’s securities in an attempt to position its portfolio in line with the Subadviser’s expectations for market trends. In addition, the Subadviser will employ leveraged investment techniques that allow the Select Alternative Fund to increase its exposure to the market during times when the Subadviser anticipates a strong market trend. The Subadviser also may employ hedging strategies designed to reduce volatility and risk. Although the Select Alternative Fund may invest directly in equity and fixed-income securities, it will primarily invest in such securities indirectly through securities that invest in or are a derivative of such securities, primarily including futures contracts, swap agreements, ETFs and other investment companies. The Select Alternative Fund also may invest in options contracts, options on futures contracts and financial instruments in baskets of equity or fixed income securities. The Select Alternative Fund’s direct investments may include the following equity and fixed-income securities in any combination that the Subadviser believes appropriate:

•	High-yield bonds (“Junk Bonds”);
•	U.S. Treasury bonds and notes;
•	U.S. government-sponsored enterprises;
•	U.S. dollar-denominated corporate obligations;
•	Mortgage and asset-backed securities;
•	Corporate bonds and notes and asset-backed securities;
•	Zero-coupon bonds;
•	Commercial paper and other money market instruments;
•	Fixed-income securities issued by foreign governments and companies that are denominated in U.S. dollars or foreign currencies, some of which may be issued by governments in emerging market countries;
•	Common stocks;
•	Preferred stocks; and
•	Convertible securities.

The Select Alternative Fund invests in fixed-income securities without any restriction on maturity or creditworthiness, which could range from government securities to Junk Bonds, which are debt securities rated below investment grade. With respect to the Select Alternative Fund’s investments in fixed-income securities, the Subadviser will lengthen and shorten the average dollar weighted maturity of the portfolio and make shifts in quality and sec distribution, according to the Subadviser’s expectations for the future course of interest rates and the then-prevailing price and yield levels in the fixed-income market. The Select Alternative Fund invests in equity securities without consideration to any specific sector or market capitalization range. Consistent with its investment strategy for temporary defensive purposes, up to 100% of the Select Alternative Fund’s assets may be invested in cash or cash equivalents. To earn income on available cash, a large portion or all of the assets of the Select Alternative Fund may be invested in high quality, U.S. dollar-denominated short-term obligation issued or guaranteed by the U.S. government, its agencies or instrumentalities and repurchase agreements that are fully collateralized by such obligations. As a result of investing in cash and cash equivalents, the Select Alternative Fund may not achieve its investment objective. The Select Alternative Fund seeks a moderate total rate of return, including income and capital appreciation on an annual basis. The Select Alternative Fund returned 8.21%, on a total return basis, during the Semi-Annual Period, compared to 27.72% for the S&P 500 Index and -0.83% for the Barclays Capital Aggregate Bond Index.

The performance data quoted represents past performance; past performance does not guarantee future results. The investment return and principal value of an investment will fluctuate and an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be higher or lower than the performance data quoted. To obtain performance data current to the most recent month-end, please call, toll-free, 1-800-851-0511 or visit www.direxionfunds.com.

As always, we thank you for using the Direxion Funds and we look forward to our mutual success.

Best Regards,

Daniel O’Neill	Ralph Doudera
Direxion Funds	Hundredfold Advisors, LLC

The performance data quoted represents past performance; past performance does not guarantee future results. The investment return and principal value of an investment will fluctuate and an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be higher or lower than the performance data quoted. To obtain performance data current to the most recent month-end, please call, toll-free, 1-800-851-0511 or visit www.direxionfunds.com.

The views in this report were those of the Adviser as of February 28, 2011 and may not reflect their views on the date of this report is first published or anytime thereafter. These views are intended to assist shareholders of the Fund in understanding their investments in the Fund and do not constitute investment advice.

The total annual fund operating expense ratio of the Spectrum Global Perspective Fund, Spectrum Equity Opportunity Fund and the Spectrum Select Alternative Fund is 2.95%, 2.78%, 3.90%, respectively, net of any fee, waivers or expense reimbursements.*

An investment in any of the Direxion Funds is subject to a number of risks that could affect the value of its shares. It is important that investors closely review and understand these risks before making an investment. An investor should consider the investment objectives, risks, charges and expenses of the Direxion Funds carefully before investing. The prospectus contains this and other information about the Direxion Funds. To obtain a prospectus, please call the Direxion Funds at 1 800-851-0511. The prospectus should be read carefully before investing.

Distributed by: Rafferty Capital Markets, LLC

Date of First Use: April 29, 2011

*

The total annual fund operating expense ratios include Acquired Fund Fees and Expenses, indirect fees and expenses that the Funds incur that are required to be disclosed. Without Acquired Fund Fees and Expenses, total annual operating expense ratio would be 2.55% for the Spectrum Global Perspective Fund, Spectrum Equity Opportunity Fund and the Spectrum Select Alternative Fund.

Expense Example

February 28, 2011 (Unaudited)

As a shareholder of a Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments, reinvested dividends, or other distributions; redemption fees; and exchange fees; and (2) ongoing costs, including management fees; distribution (12b-1) and/or service fees; and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of investing in a Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

The Example is based on an investment of $1,000 invested at the beginning of the period and held the entire period (September 1, 2010 — February 28, 2011).

Actual Expenses

The first line of the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes

The second line of the table below provides information about hypothetical account values and hypothetical expenses based on a Fund’s actual expense ratios and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Funds and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), redemption fees, or exchange fees. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

2 DIREXION SEMI-ANNUAL REPORT

Expense Example Tables

February 28, 2011 (Unaudited)

		Beginning	Ending	Expenses
	Expense	Account Value	Account Value	Paid During
	Ratio[1]	September 1, 2010	February 28, 2011	Period[2]
HCM Freedom Fund
Based on actual fund return	2.35%	$1,000.00	$1,028.20	$11.82
Based on hypothetical 5% return	2.35%	1,000.00	1,013.14	11.73
[1]	Annualized
[2]

Expenses are equal to the Fund’s annualized expense ratio, multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year/period, then divided by 365.

Allocation of Portfolio Holdings

February 28, 2011 (Unaudited)

		Investment
	Cash*	Companies	Total
HCM Freedom Fund	11%	89%	100%
*	Cash, cash equivalents and other assets less liabilities.

DIREXION SEMI-ANNUAL REPORT 3

HCM Freedom Fund

Schedule of Investments

February 28, 2011 (Unaudited)

Shares		Value
INVESTMENT COMPANIES - 88.7%
334,821	Columbia Floating Rate Fund	$3,036,831
717,703	Delaware High-Yield Opportunities Fund	3,043,062
189,184	Forward Select Income Fund	4,504,477
622,084	MFS High Yield Opportunities Fund	4,068,429
269,868	Pioneer High Yield Fund	2,849,803
333,704	RidgeWorth Seix Floating Rate High Income Fund	3,020,022
464,339	Western Asset High Yield Portfolio	4,146,551
	TOTAL INVESTMENT COMPANIES (Cost $24,277,402)	$24,669,175
SHORT TERM INVESTMENTS - 11.1%
MONEY MARKET FUNDS - 11.1%
614,323	Fidelity Institutional Government Portfolio, 0.01%(a)	$614,323
614,323	Fidelity Institutional Money Market Portfolio, 0.16%(a)	614,323
614,324	Goldman Sachs Financial Square Federal Fund, 0.00%(a)	614,324
614,324	Goldman Sachs Financial Square Government Fund, 0.05%(a)	614,324
614,324	Morgan Stanley Institutional Liquidity Fund - Treasury Portfolio, 0.01%(a)	614,324
	TOTAL SHORT TERM INVESTMENTS (Cost $3,071,618)	$3,071,618
	TOTAL INVESTMENTS (Cost $27,349,020) - 99.8%	$27,740,793
	Other Assets in Excess of Liabilities - 0.2%	63,666
	TOTAL NET ASSETS - 100.0%	$27,804,459

Percentages are stated as a percent of net assets.

(a)	Represents annualized seven-day yield at February 28, 2011.

The accompanying notes are an integral part of these financial statements.

4 DIREXION SEMI-ANNUAL REPORT

Statement of Assets and Liabilities

February 28, 2011 (Unaudited)

HCM Freedom
Fund
Assets:
Investments, at market value (Note 2)	$27,740,793
Receivables:
Fund shares sold	3,102
Dividends and interest	111,956
Total assets	27,855,851
Liabilities:
Payables:
Accrued investment advisory fees	22,587
Accrued distribution expense	17,070
Accrued operating services fees	11,735
Total liabilities	51,392
Net Assets	$27,804,459
Net Assets Consist Of:
Capital stock	46,811,670
Undistributed net investment income	18,653
Accumulated net realized loss	(19,417,637)
Net unrealized appreciation on:
Investments	391,773
Total Net Assets	$27,804,459
Calculation of Net Assets Value Per Share:
Net Assets	$27,804,459
Shares outstanding (unlimited shares of beneficial interest authorized, no par value)	1,837,386
Net asset value, redemption and offering price per share	$15.13
Cost of Investments	$27,349,020

The accompanying notes are an integral part of these financial statements.

DIREXION SEMI-ANNUAL REPORT 5

Statement of Operations

For the Six Months Ended February 28, 2011 (Unaudited)

HCM Freedom
Fund
Investment Income:
Dividend income	$684,194
Interest income	3,079
Total investment income	687,273
Expenses:
Investment advisory fees	138,632
Distribution expenses	110,906
Operating services fees	76,248
Total expenses	325,786
Net investment (income) loss	361,487
Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on:
Investments	458,103
Futures	(66,649)
391,454
Capital gain distributions from regulated investment companies	47,131
Change in unrealized appreciation (depreciation) on:
Investments	(25,598)
(25,598)
Net realized and unrealized gain on investments	412,987
Net increase in net assets resulting from operations	$774,474

The accompanying notes are an integral part of these financial statements.

6 DIREXION SEMI-ANNUAL REPORT

Statement of Changes in Net Assets

	HCM Freedom Fund
	Six Months Ended
	February 28, 2011	Year Ended
	(Unaudited)	August 31, 2010
Increase (Decrease) in net assets from:
Operations
Net investment income	$361,487	$1,944,417
Net realized gain on investments	391,454	1,727,358
Capital gain distributions from regulated investment companies	47,131	—
Change in net unrealized appreciation (depreciation) on investments	(25,598)	(849,521)
Net increase in net assets resulting from operations	774,474	2,822,254
Distributions to shareholders:
Net investment income	(862,997)	(1,474,611)
Total distributions to shareholders	(862,997)	(1,474,611)
Capital share transactions:
Net increase (decrease) in net assets resulting from net change in capital share transactions (a)	(45,989)	1,382,209
Total increase (decrease) in net assets from capital share transactions	(45,989)	1,382,209
Total increase (decrease) in net assets	(134,512)	2,729,852
Net assets:
Beginning of year/period	27,938,971	25,209,119
End of year/period	$27,804,459	$27,938,971
Undistributed net investment income, end of year/period	$18,653	$520,163
(a)	Summary of capital share transactions is as follows:

	HCM Freedom Fund
	Six Months Ended February 28, 2011		Year Ended August 31, 2010
	Shares	Value	Shares	Value
Shares sold	47,405	$729,310	161,023	$2,399,676
Shares issued in reinvestment of distributions	55,417	822,386	100,636	1,468,281
Shares redeemed	(104,484)	(1,597,685)	(164,568)	(2,485,748)
Net increase (decrease)	(1,662)	$(45,989)	97,091	$1,382,209

The accompanying notes are an integral part of these financial statements.

DIREXION SEMI-ANNUAL REPORT 7

Financial Highlights

	Net Asset Value, Beginning of Year/Period	Net Investment Income (Loss)[3]	Net Realized and Unrealized Gain (Loss) on Investments	Net Increase (Decrease) in Net Asset Value Resulting from Operations	Dividends from Net Investment Income	Distributions from Realized Capital Gains	Return of Capital Distribution	Total Distributions	Net Asset Value, End of Year/Period	Total Return[4]
												RATIOS TO AVERAGE NET ASSETS
											Net Assets, End of Year/Period (,000)					Net Investment Income (Loss) After Expense Reimbursement/ Recoupment[1]
												Including Short Dividends		Excluding Short Dividends			Portfolio Turnover Rate[5]

												Total Expenses[1]	Net Expenses[1]	Total Expenses[1]	Net Expenses[1]
Year/Period
HCM Freedom Fund
Six months ended February 28, 2011 (Unaudited)	$15.19	$0.20	$0.22	$0.42	$(0.48)	$—	$—	$(0.48)	$15.13	2.82%[2]	$27,804	—	—	2.35%	2.35%	2.61%	155%[2]
Year ended August 31, 2010	14.47	1.08	0.50	1.58	(0.86)	—	—	(0.86)	15.19	11.16%	27,939	—	—	2.35%	2.35%	7.20%	468%
Year ended August 31, 2009	14.68	0.01	0.40	0.41	(0.62)	—	—	(0.62)	14.47	2.83%	25,209	—	—	2.42%	2.43%	0.05%	1,311%
Year ended August 31, 2008	17.46	0.06	(0.70)	(0.64)	(2.14)	—	—	(2.14)	14.68	(4.43%)	25,517	—	—	2.50%	2.45%	0.35%	2,886%
Year ended August 31, 2007	18.11	0.34	(0.11)	0.23	(0.88)	—	—	(0.88)	17.46	1.32%	28,642	—	—	2.18%	2.18%	1.98%	4,042%
Year ended August 31, 2006	18.91	0.40	(1.08)	(0.68)	(0.12)	—	—	(0.12)	18.11	(3.61%)	53,753	—	—	2.22%	2.12%	2.14%	3,065%
[1]	Annualized.
[2]	Not annualized.
[3]	Net investment income (loss) per share represents net investment income (loss) divided by the daily average shares of beneficial interest outstanding throughout each period.
[4]	All returns reflect reinvested dividends, if any, but do not reflect the impact of taxes.
[5]

Portfolio turnover is calculated without regard to short-term securities having a maturity of less than one year. Investments in options, swaps, and futures contracts and repurchase agreements are deemed short-term securities. The Fund’s aggressive to take advantage of anticipated changes in market conditions.

8 DIREXION SEMI-ANNUAL REPORT

Expense Example

February 28, 2011 (Unaudited)

As a shareholder of a Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments, reinvested dividends, or other distributions; redemption fees; and exchange fees; and (2) ongoing costs, including management fees; distribution (12b-1) and/or service fees; and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of investing in a Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

The Example is based on an investment of $1,000 invested at the beginning of the period and held the entire period (September 1, 2010 — February 28, 2011).

Actual Expenses

The first line of the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes

The second line of the table below provides information about hypothetical account values and hypothetical expenses based on a Fund’s actual expense ratios and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Funds and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), redemption fees, or exchange fees. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

DIREXION SEMI-ANNUAL REPORT 9

Expense Example Tables

February 28, 2011 (Unaudited)

	Expense Ratio[1]	Beginning Account Value September 1, 2010	Ending Account Value February 28, 2011	Expenses Paid During Period[2]
Spectrum Select Alternative Fund
Based on actual fund return	2.55%	$1,000.00	$1,082.10	$13.16
Based on hypothetical 5% return	2.55%	1,000.00	1,012.15	12.72
Spectrum Global Perspective Fund
Based on actual fund return	2.55%	1,000.00	1,067.30	13.07
Based on hypothetical 5% return	2.55%	1,000.00	1,012.15	12.72
Spectrum Equity Opportunity Fund
Based on actual fund return	2.55%	1,000.00	1,197.90	13.90
Based on hypothetical 5% return	2.55%	1,000.00	1,012.15	12.72
[1]	Annualized
[2]

Expenses are equal to the Fund’s annualized expense ratio, multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year/period, then divided by 365.

Allocation of Portfolio Holdings

February 28, 2011 (Unaudited)

	Cash*	Common Stock	Investment Companies	Futures		Swaps		Total
Spectrum Select Alternative Fund	12%	—	88%	—		0	%**	100%
Spectrum Global Perspective Fund	33%	5%	62%	0	%**	0	%**	100%
Spectrum Equity Opportunity Fund	37%	24%	38%	1%		—		100%
*	Cash, cash equivalents and other assets less liabilities.
**	Percentage is less than 0.5%.

10 DIREXION SEMI-ANNUAL REPORT

Spectrum Select Alternative Fund

Schedule of Investments

February 28, 2011 (Unaudited)

Shares		Value
INVESTMENT COMPANIES - 88.3%
250,785	Absolute Opportunities Fund	$3,142,336
149,993	Absolute Strategies Fund	1,630,424
1,882,080	Delaware High-Yield Opportunities Fund	7,980,019
366,260	Hartford Floating Rate Fund	3,292,675
1,401,961	Nuveen High Income Bond Fund	12,926,077
1,041,088	Oppenheimer Senior Floating Rate Fund	8,745,140
66,756	Permanent Portfolio	3,139,519
261,824	PIMCO High Yield Spectrum Fund	2,772,720
849,615	Putnam Diversified Income Trust	6,949,851
	TOTAL INVESTMENT COMPANIES (Cost $49,224,414)	$50,578,761

SHORT TERM INVESTMENTS - 11.3%
MONEY MARKET FUNDS - 11.3%
939,840	Fidelity Institutional Government Portfolio, 0.01%(a)	$939,840
939,840	Fidelity Institutional Money Market Portfolio, 0.16%(a)	939,840
939,839	Goldman Sachs Financial Square Federal Fund, 0.00%(a)	$939,839
2,719,839	Goldman Sachs Financial Square Government Fund, 0.05%(a)(b)	2,719,839
939,839	Morgan Stanley Institutional Liquidity Fund - Treasury Portfolio, 0.01%(a)	939,839
	TOTAL SHORT TERM INVESTMENTS (Cost $6,479,197)	$6,479,197
	TOTAL INVESTMENTS (Cost $55,703,611) - 99.6%	$57,057,958
	Other Assets in Excess of Liabilities - 0.4%	212,192
	TOTAL NET ASSETS - 100.0%	$57,270,150

Percentages are stated as a percent of net assets.

(a)	Represents annualized seven-day yield at February 28, 2011.
(b)	$1,780,000 of this security is held as collateral for swap contracts.

Spectrum Select Alternative Fund

Long Equity Swap Contracts

February 28, 2011 (Unaudited)

Counterparty	Reference Entity	Number of Contracts	Notional Amount	Interest Rate (Paid) Received	Termination Date	Unrealized Appreciation/ (Depreciation)
Credit Suisse Capital, LLC	Accenture plc	1,800	$95,216	(0.463%)	$9/6/2011	(2,567)
Credit Suisse Capital, LLC	Alexion Pharmaceuticals, Inc.	1,050	96,026	(0.463%)	9/6/2011	5,053
Credit Suisse Capital, LLC	Approach Resources, Inc.	3,250	94,999	(0.463%)	9/6/2011	10,774
Credit Suisse Capital, LLC	ARM Holdings plc ADR	3,100	95,267	(0.463%)	9/6/2011	(1,501)
Credit Suisse Capital, LLC	Atmel Corp.	6,000	94,657	(0.463%)	9/6/2011	(6,591)
Credit Suisse Capital, LLC	CVE Energy, Inc.	4,550	94,962	(0.463%)	9/6/2011	(8,982)
Credit Suisse Capital, LLC	D&B Corp.	1,100	92,933	(0.463%)	9/6/2011	(3,671)
Credit Suisse Capital, LLC	Echostar Holdings Corp.	3,000	94,995	(0.463%)	9/6/2011	9,090
Credit Suisse Capital, LLC	Edwards Lifesciences	1,050	92,850	(0.463%)	9/6/2011	(3,573)
Credit Suisse Capital, LLC	Exxon Mobil Corp.	1,150	96,079	(0.463%)	9/6/2011	2,266
Credit Suisse Capital, LLC	Fairchild Semiconductor International	4,950	95,004	(0.463%)	9/6/2011	(7,849)
Credit Suisse Capital, LLC	Flotek Industries, Inc.	13,800	95,670	(0.463%)	9/6/2011	(5,984)
Credit Suisse Capital, LLC	Holly Corp.	1,550	93,880	(0.463%)	9/6/2011	(5,327)
Credit Suisse Capital, LLC	Hughes Communications, Inc.	1,600	95,229	(0.463%)	9/6/2011	596
Credit Suisse Capital, LLC	Hypercom Corp.	8,700	94,688	(0.463%)	9/6/2011	(7,790)
Credit Suisse Capital, LLC	IHS, Inc.	1,150	96,374	(0.463%)	9/6/2011	(134)
Credit Suisse Capital, LLC	Illumina, Inc.	1,300	93,492	(0.463%)	9/6/2011	(3,286)
Credit Suisse Capital, LLC	Interdigital, Inc.	1,650	95,632	(0.463%)	9/6/2011	(17,089)
Credit Suisse Capital, LLC	iShares iBoxx High Yield Corporate Bond Fund	18,300	1,680,642	(0.463%)	9/6/2011	11,634
Credit Suisse Capital, LLC	Jazz Pharmaceuticals, Inc.	3,950	95,170	(0.463%)	9/6/2011	2,104
Credit Suisse Capital, LLC	Kennametal, Inc.	2,300	94,608	(0.463%)	9/6/2011	(6,165)
Credit Suisse Capital, LLC	Ladish Co., Inc.	1,750	95,393	(0.463%)	9/6/2011	(488)
Credit Suisse Capital, LLC	LSB Industries, Inc.	3,100	96,061	(0.463%)	9/6/2011	(2,208)
Credit Suisse Capital, LLC	Market Vectors Agribusiness ETF	52,300	2,850,972	(0.463%)	9/6/2011	87,095
Credit Suisse Capital, LLC	Nuveen Premium Income Municipal Fund 2, Inc.	86,000	1,146,824	(0.463%)	9/6/2011	(16,961)
Credit Suisse Capital, LLC	NVIDIA Corp.	4,100	95,511	(0.463%)	9/6/2011	(2,620)
Credit Suisse Capital, LLC	Robbins & Myers, Inc.	2,250	95,264	(0.463%)	9/6/2011	639
Credit Suisse Capital, LLC	Robert Half International, Inc.	2,900	94,267	(0.463%)	9/6/2011	(1,365)
Credit Suisse Capital, LLC	Signature Bank	1,800	95,842	(0.463%)	9/6/2011	(2,455)

The accompanying notes are an integral part of these financial statements.

DIREXION SEMI-ANNUAL REPORT 11

Spectrum Select Alternative Fund

Long Equity Swap Contracts

February 28, 2011 (Unaudited)

Counterparty	Reference Entity	Number of Contracts	Notional Amount	Interest Rate (Paid) Received	Termination Date	Unrealized Appreciation/ (Depreciation)
Credit Suisse Capital, LLC	Six Flags Entertainment Corp.	1,550	$93,755	(0.463%)	$9/6/2011	2,981
Credit Suisse Capital, LLC	SPDR Barclays Capital High Yield Bond ETF	83,000	3,365,622	(0.463%)	9/6/2011	18,212
Credit Suisse Capital, LLC	Syngenta AG ADR	1,450	94,748	(0.463%)	9/6/2011	2,852
Credit Suisse Capital, LLC	Transdigm Group, Inc.	1,150	93,344	(0.463%)	9/6/2011	(921)
Credit Suisse Capital, LLC	United Rentals, Inc.	2,900	94,632	(0.463%)	9/6/2011	(4,804)
Credit Suisse Capital, LLC	WisdomTree Dreyfus Chinese Yuan Fund	162,000	4,110,442	(0.463%)	9/6/2011	(3,449)
		491,550	$16,001,050			$37,516

The accompanying notes are an integral part of these financial statements.

12 DIREXION SEMI-ANNUAL REPORT

Spectrum Global Perspective Fund
Schedule of Investments
February 28, 2011 (Unaudited)

Shares		Value
COMMON STOCKS - 5.0%
Chemical Manufacturing - 0.2%
3,825	Braskem SA ADR (Brazil)(a)	$93,254
Computer and Electronic Product Manufacturing - 1.6%
11,789	JA Solar Holdings Co., Ltd ADR (China)(a)	83,230
3,292	JinkoSolar Holding Co. Ltd ADR (China)(a)	92,769
6,348	LDK Solar Co., Ltd ADR (China)(a)	83,286
3,544	Mindray Medical International Ltd ADR (China)	95,971
7,774	Renesola Ltd ADR (China)(a)	85,903
13,784	Siliconware Precision Industries Co. ADR (Taiwan)	93,593
4,506	Spreadtrum Communications, Inc. ADR (China)(a)	89,940
7,105	Yingli Green Energy Holding Co. Ltd ADR (China)(a)	81,992
		706,684
Machinery Manufacturing - 0.2%
3,015	Trina Solar Ltd ADR (China)(a)	83,214
Oil and Gas Extraction - 0.2%
1,690	Sasol ADR (South Africa)	92,730
Other Information Services - 0.7%
770	Baidu, Inc. ADR (China)(a)	93,293
2,014	NetEase.com Inc. ADR (China)(a)	93,953
2,283	Shanda Interactive Entertainment Ltd ADR (China)(a)	96,183
		283,429
Petroleum and Coal Products Manufacturing - 0.2%
917	China Petroleum and Chemical Corp. ADR (China)	94,084
Primary Metal Manufacturing - 0.2%
2,063	Tenaris SA ADR (Luxembourg)	93,619
Professional, Scientific, and Technical Services - 0.4%
1,605	51job, Inc. ADR (China)(a)	95,770
3,583	Focus Media Holding Ltd ADR (China)(a)	95,021
		190,791
Publishing Industries (except Internet) - 0.2%
2,478	Changyou.com Ltd ADR (China)(a)	92,752
Telecommunications - 0.9%
1,622	China Telecom Corp. Ltd ADR (China)	96,136
5,718	China Unicom Ltd ADR (China)	95,433
3,123	Chunghwa Telecom Co., Ltd ADR (Taiwan)	92,160
5,101	Telefonos de Mexico SAB de CV ADR (Mexico)	92,277
		376,006
Transportation Equipment Manufacturing - 0.2%
2,798	Embraer SA ADR (Brazil)	95,300
	TOTAL COMMON STOCK (Cost $2,201,795)	$2,201,863
INVESTMENT COMPANIES - 62.2%
189,000	iShares MSCI EAFE Index Fund	11,632,950
240,000	iShares MSCI Emerging Markets Index Fund	10,989,600
40,000	Market Vectors Agribusiness ETF	2,247,200
13,300	Oil Services HOLDRS Trust	2,185,722
	TOTAL INVESTMENT COMPANIES (Cost $26,775,308)	$27,055,472
SHORT TERM INVESTMENTS - 67.7%
MONEY MARKET FUNDS - 67.7%
5,790,036	Fidelity Institutional Government Portfolio, 0.01%(b)	$5,790,036
5,790,036	Fidelity Institutional Money Market Portfolio, 0.16%(b)	5,790,036
5,790,037	Goldman Sachs Financial Square Federal Fund, 0.00%(b)	5,790,037
6,320,037	Goldman Sachs Financial Square Government Fund, 0.05%(b)(c)	6,320,037
5,790,037	Morgan Stanley Institutional Liquidity Fund - Treasury Portfolio, 0.01%(b)	5,790,037
	TOTAL SHORT TERM INVESTMENTS (Cost $29,480,183)	$29,480,183
	TOTAL INVESTMENTS (Cost $58,457,286) - 134.9%	$58,737,518
	Liabilities in Excess of Other Assets - (34.9)%	(15,190,956)
	TOTAL NET ASSETS - 100.0%	$43,546,562

Percentages are stated as a percent of net assets.

(a)	Non income producing
(b)	Represents annualized seven-day yield at February 28, 2011.
(c)	$530,000 of this security is held as collateral for swap contracts.

Spectrum Global Perspective Fund

Futures Contracts

February 28, 2011 (Unaudited)

		Unrealized
Contracts		Appreciation
100	E-Mini NASDAQ-100 Index Futures
	Expiring March 2011 (Underlying Face Amount at Market Value $4,702,500)	$101,075

The accompanying notes are an integral part of these financial statements.

DIREXION SEMI-ANNUAL REPORT 13

Spectrum Global Perspective Fund

Long Equity Swap Contracts

February 28, 2011 (Unaudited)

		Number of	Notional	Interest Rate	Termination	Unrealized
Counterparty	Reference Entity	Contracts	Amount	(Paid) Received	Date	Depreciation
Credit Suisse Capital, LLC	Materials Select Sector SPDR ETF	55,000	$2,217,372	(0.463%)	9/6/2011	$(47,414)

The accompanying notes are an integral part of these financial statements.

14 DIREXION SEMI-ANNUAL REPORT

Spectrum Equity Opportunity Fund

Schedule of Investments

February 28, 2011 (Unaudited)

Shares		Value
COMMON STOCKS - 24.0%
Administrative and Support Services - 0.6%
650	Dun & Bradstreet Corp.	$52,520
1,728	Robert Half International, Inc.	55,123
		107,643
Air Transportation - 0.1%
523	Bristow Group, Inc.(a)	25,062
Amusement, Gambling, and Recreation Industries - 0.3%
924	Six Flags Entertainment Corp.	57,621
Broadcasting (except Internet) - 0.3%
1,460	Gaylord Entertainment Co.(a)	52,604
Building Material and Garden Equipment and Supplies Dealers - 0.2%
694	The Home Depot, Inc.	26,004
Chemical Manufacturing - 1.9%
2,379	Jazz Pharmaceuticals, Inc.(a)	58,595
1,808	LSB Industries, Inc.(a)	54,746
1,622	Medicines Co.(a)	28,207
1,117	Mylan, Inc.(a)	25,546
1,450	Sensient Technologies Corp.	48,401
853	Syngenta AG ADR (Switzerland)	57,424
1,320	Westlake Chemical Corp.	63,109
		336,028
Clothing and Clothing Accessories Stores - 1.2%
1,540	Dillard’s, Inc.	65,204
2,780	Finish Line, Inc.	48,539
2,670	Foot Locker, Inc.	53,053
1,270	Genesco, Inc.(a)	50,190
		216,986
Computer and Electronic Product Manufacturing - 3.7%
1,964	Arm Holdings PLC ADR (United Kingdom)	59,450
3,703	Atmel Corp.(a)	54,360
578	Cabot Microelectronics Corp.(a)	28,218
2,230	Ceva, Inc.(a)	50,844
2,945	Fairchild Semiconductor International(a)	51,862
946	FEI Co.(a)	31,719
5,502	Hypercom Corp.(a)	54,965
777	Illumina, Inc.(a)	53,924
1,041	Interdigital, Inc.	49,635
923	MKS Instrument, Inc.	27,709
2,318	NVIDIA Corp.(a)	52,526
2,280	NxStage Medical, Inc.(a)	47,036
3,910	TTM Technologies, Inc.(a)	68,581
800	Xilinx, Inc.	26,600
		657,429
Credit Intermediation and Related Activities - 0.3%

1,031	Signature Bank(a)	53,499
Electrical Equipment, Appliance, and Component Manufacturing - 0.3%
1,630	Enersys(a)	57,865
Fabricated Metal Product Manufacturing - 0.8%
1,680	Chart Industries, Inc.(a)	76,255
1,023	Ladish, Inc.(a)	55,488
		131,743
Food and Beverage Stores - 0.3%
1,350	Ruddick Corp.	49,545
Food Services and Drinking Places - 0.5%
1,540	Bob Evans Farms, Inc.	48,263
920	Cracker Barrel Old Country Store, Inc.	45,853
		94,116
General Merchandise Stores - 0.1%
457	Wal Mart Stores, Inc.	23,755
Health and Personal Care Stores - 0.2%
350	McKesson Corp.	27,748
Leather and Allied Product Manufacturing - 0.4%
1,970	Timberland Co.(a)	72,772
Machinery Manufacturing - 1.5%
1,638	Applied Materials, Inc.	26,912
392	Baker Hughes, Inc.	27,852
2,136	Brooks Automation, Inc.(a)	26,807
7,911	Flotek Industries Inc.(a)	51,421
1,346	Kennametal, Inc.	51,767
372	National Oilwell Varco, Inc.	29,600
1,333	Robbins & Myers, Inc.	56,826
		271,185
Management of Companies and Enterprises - 0.4%
1,872	Echostar Corp.(a)	64,958
Merchant Wholesalers, Durable Goods - 0.3%
790	United Stationers, Inc.(a)	53,262
Mining (except Oil and Gas) - 0.8%
6,910	International Coal Group Inc.(a)	68,202
3,050	Patriot Coal Corp.(a)	71,980
		140,182
Miscellaneous Manufacturing - 0.3%
638	Edwards Lifesciences Corp.(a)	54,256
Oil and Gas Extraction - 1.0%
1,985	Approach Resources, Inc.(a)	64,612
860	Contango Oil & Gas Company(a)	52,701
1,420	Petroleum Development Corp.(a)	66,640
		183,953
Paper Manufacturing - 0.4%
2,490	Buckeye Technologies, Inc.	65,238
Petroleum and Coal Products Manufacturing - 1.5%
278	Chevron Corp.	28,843
381	Conocophillips	29,668
2,968	CVR Energy, Inc.(a)	56,095
1,008	Exxon Mobil Corp.	86,214
1,056	Holly Corp.	60,340
		261,160
Pipeline Transportation - 0.5%
1,160	New Jersey Resources Corp.	48,523
797	Western Gas Partners L.P.	28,883
		77,406

The accompanying notes are an integral part of these financial statements.

DIREXION SEMI-ANNUAL REPORT 15

Spectrum Equity Opportunity Fund

Schedule of Investments

February 28, 2011 (Unaudited)

Shares		Value
Professional, Scientific, and Technical Services - 1.4%
1,553	Accenture PLC	$79,948
1,402	Accretive Health, Inc.(a)	28,503
624	Alexion Pharmaceuticals, Inc.(a)	60,079
666	IHS, Inc.(a)	55,744
540	Teledyne Technologies, Inc.(a)	28,280
		252,554
Publishing Industries (except Internet) - 0.8%
1,821	Aspen Technology, Inc.(a)	27,734
6,426	Mentor Graphics Corp.(a)	102,173
		129,907
Rail Transportation - 0.2%
370	CSX Corp.	27,624
Real Estate - 0.9%
1,440	Kilroy Realty Corp.(a)	55,800
6,110	MFA Financial, Inc.(a)	51,751
2,420	Starwood Property Trust, Inc.(a)	56,604
		164,155
Rental and Leasing Services - 0.3%
1,848	United Rentals, Inc.(a)	57,251
Securities, Commodity Contracts, and Other Financial Investments and Related Activities - 0.2%
1,128	Financial Engines, Inc.(a)	27,534
Support Activities for Transportation - 0.5%
2,250	Hornbeck Offshore Services Inc.(a)	63,922
1,185	UTI Worldwide, Inc.	23,582
		87,504
Telecommunications - 0.5%
908	Hughes Communications, Inc.(b)	54,389
378	Time Warner Cable, Inc.	27,284
		81,673
Transportation Equipment Manufacturing - 0.9%
1,550	Astec Industries, Inc.(a)	53,211
1,071	Greenbrier Companies, Inc.(a)	26,754
473	Honeywell International, Inc.	27,391
694	Transdigm Group, Inc.(a)	55,784
		163,140
Truck Transportation - 0.3%
1,700	Old Dominion Freight Line, Inc.(a)	52,326
Utilities - 0.1%
1,125	Avista Corp.	25,110
	TOTAL COMMON STOCKS (Cost $3,954,895)	4,230,798
INVESTMENT COMPANIES - 38.4%
21,800	Consumer Discretionary Select Sector SPDR Fund	859,138
16,300	iShares Russell Microcap Index Fund	845,248
18,800	iShares S&P North American Natural Resources Sector Index Fund	870,440
14,200	Market Vectors Agribusiness ETF	797,756
42,000	Materials Select Sector SPDR Fund	1,657,320
5,300	Oil Services HOLDRS Trust	871,002
80,000	PowerShares WilderHill Clean Energy Portfolio	860,800
	TOTAL INVESTMENT COMPANIES (Cost $6,701,341)	$6,761,704
SHORT TERM INVESTMENTS - 41.3%
MONEY MARKET FUNDS - 41.3%
1,455,454	Fidelity Institutional Government Portfolio, 0.01%(b)	$1,455,454
1,455,454	Fidelity Institutional Money Market Portfolio, 0.16%(b)	1,455,454
1,455,454	Goldman Sachs Financial Square Federal Fund, 0.00%(b)	1,455,454
1,455,454	Goldman Sachs Financial Square Government Fund, 0.05%(b)	1,455,454
1,455,454	Morgan Stanley Institutional Liquidity Fund - Treasury Portfolio, 0.01%(b)	1,455,454
	TOTAL SHORT TERM INVESTMENTS (Cost $7,277,270)	$7,277,270
	TOTAL INVESTMENTS (Cost $17,933,506) - 103.7%	$18,269,772
	Liabilities in Excess of Other Assets - (3.7%)	(666,225)
	TOTAL NET ASSETS - 100.0%	$17,603,547
(a)	Non-income producing security.
(b)	Represents annualized seven-day yield at February 28, 2011.

Spectrum Equity Opportunity Fund

Futures Contracts

February 28, 2011 (Unaudited)

Contracts		Unrealized Appreciation
61	Russell 2000 e-Mini Futures
	Expiring March 2011 (Underlying Face Amount at Market Value $5,016,640)	$175,901

The accompanying notes are an integral part of these financial statements.

16 DIREXION SEMI-ANNUAL REPORT

Statements of Assets And Liabilities

February 28, 2011 (Unaudited)

	Spectrum Select	Spectrum Global	Spectrum Equity
	Alternative Fund	Perspective Fund	Opportunity Fund
Assets:
Investments, at market value (Note 2)	$57,057,958	$58,737,518	$18,269,772
Receivables:
Fund shares sold	149,420	—	57,420
Investment securities sold	—	—	854,403
Deposits at broker for futures	—	189,500	5,940
Due from broker for futures	—	90,500	174,060
Unrealized appreciation on swaps	153,296	—	—
Variation margin	—	11,000	2,101
Dividends and interest	137,816	636	4,802
Total assets	57,498,490	59,029,154	19,368,498
Liabilities:
Payables:
Fund shares redeemed	—	70,000	—
Investment securities purchased	—	15,277,638	1,731,398
Unrealized depreciation on swaps	115,780	47,414	—
Accrued investment advisory fees	43,521	34,219	13,160
Accrued operating services fees	23,936	18,820	7,238
Accrued distribution expense	44,074	34,501	13,155
Accrued tax expense	1,029	—	—
Total liabilities	228,340	15,482,592	1,764,951
Net Assets	$57,270,150	$43,546,562	$17,603,547
Net Assets Consist Of:
Capital stock	$53,475,583	$61,002,981	$18,254,165
Undistributed (Accumulated) net investment income (loss)	200	(356,110)	(129,911)
Undistributed (Accumulated) net realized gain (loss)	2,402,504	(17,434,202)	(1,032,874)
Net unrealized appreciation (depreciation) on:
Investments	1,354,347	280,232	336,266
Futures	—	101,075	175,901
Swaps	37,516	(47,414)	—
Total Net Assets	$57,270,150	$43,546,562	$17,603,547
Calculation of Net Assets Value Per Share:
Net assets	$57,270,150	$43,546,562	$17,603,547
Shares outstanding (unlimited shares of beneficial interest authorized, no par value)	2,480,879	2,161,638	821,474
Net asset value, redemption and offering price per share	$23.08	$20.15	$21.43
Cost of Investments	$55,703,611	$58,457,286	$17,933,506

The accompanying notes are an integral part of these financial statements.

DIREXION SEMI-ANNUAL REPORT 17

Statements of Operations

For the Six Months Ended February 28, 2011 (Unaudited)

	Spectrum Select	Spectrum Global	Spectrum Equity
	Alternative Fund	Perspective Fund	Opportunity Fund
Investment income:
Dividend income	$1,214,105	$263,583	$60,760
Interest income	4,916	8,751	3,578
Total investment income	1,219,021	272,334	64,338
Expenses:
Investment advisory fees	249,049	246,444	76,176
Distribution expenses	249,049	246,444	76,176
Operating services fees	136,977	135,544	41,897
Total expenses before reimbursement/recoupment and excise taxes	635,075	628,432	194,249
Excise tax	1,029	—	—
Less: Reimbursement of expenses from Advisor	(42)	—	—
Plus: Recoupment of previously waived expenses	—	12	—
Total expenses	636,062	628,444	194,249
Net investment (income) loss	582,959	(356,110)	(129,911)
Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on:
Investments	1,083,370	3,649,779	1,033,196
Futures	277,527	(163,749)	1,223,812
Swaps	1,091,704	457,991	—
	2,452,601	3,944,021	2,257,008
Capital gain distributions from regulated investment companies	311,250	—	—
Change in unrealized appreciation (depreciation) on:
Investments	564,926	47,921	336,266
Futures	—	101,075	278,448
Swaps	11,331	(404,802)	—
	576,257	(255,806)	614,714
Net realized and unrealized gain on investments	3,340,108	3,688,215	2,871,722
Net increase in net assets resulting from operations	$3,923,067	$3,332,105	$2,741,811

The accompanying notes are an integral part of these financial statements.

18 DIREXION SEMI-ANNUAL REPORT

Statements of Changes in Net Assets

	Spectrum Select Alternative Fund		Spectrum Global Perspective Fund		Spectrum Equity Opportunity Fund
	Six Months Ended February 28, 2011 (Unaudited)	Year Ended August 31, 2010	Six Months Ended February 28, 2011 (Unaudited)	Year Ended August 31, 2010	Six Months Ended February 28, 2011 (Unaudited)	Year Ended August 31, 2010
Increase (Decrease) in net assets from:
Operations:
Net investment income (loss)	$582,959	$624,625	$(356,110)	$(174,275)	$(129,911)	$(128,620)
Net realized gain on investments	2,452,601	5,425,676	3,944,021	3,661,511	2,257,008	1,209,441
Capital gain distributions from regulated investment companies	311,250	222,625	—	2,591	—	—
Change in net unrealized appreciation (depreciation) on investments	576,257	(1,925,146)	(255,806)	(4,313,068)	614,714	(1,006,451)
Net increase (decrease) in net assets resulting from operations	3,923,067	4,347,780	3,332,105	(823,241)	2,741,811	74,370

Distributions to shareholders:
Net investment income	(582,759)	(1,362,145)	—	—	—	—
Net realized gain	(1,370,255)	—	—	—	—	—
Return of capital	—	—	—	(8,295)	—	(68,651)
Total distributions to shareholders	(1,953,014)	(1,362,145)	—	(8,295)	—	(68,651)

Capital share transactions:
Net increase (decrease) in net assets resulting from net change in capital share transactions(a)	10,150,243	14,083,358	(8,807,037)	(11,451,717)	910,018	507,821
Total increase (decrease) in net assets from capital share transactions	10,150,243	14,083,358	(8,807,037)	(11,451,717)	910,018	507,821

Total increase (decrease) in net assets	12,120,296	17,068,993	(5,474,932)	(12,283,253)	3,651,829	513,540

Net assets:
Beginning of year/period	45,149,854	28,080,861	49,021,494	61,304,747	13,951,718	13,438,178
End of year/period	$57,270,150	$45,149,854	$43,546,562	$49,021,494	$17,603,547	$13,951,718
Undistributed (Accumulated) net investment income (loss), end of year/period	$200	$—	$(356,110)	$—	$(129,911)	$—

(a)	Summary of capital share transactions is as follows:

	Spectrum Select Alternative Fund				Spectrum Global Perspective Fund
	Six Months Ended February 28, 2011 (Unaudited)		Year Ended August 31, 2010		Six Months Ended February 28, 2011 (Unaudited)		Year Ended August 31, 2010
	Shares	Value	Shares	Value	Shares	Value	Shares	Value
Shares sold	645,306	$14,765,941	844,076	$18,165,741	96,205	$1,976,153	318,983	$6,279,206
Shares issued in reinvestment of distributions	84,961	1,913,847	63,328	1,355,569	—	—	419	8,289
Shares redeemed	(283,049)	(6,529,545)	(253,230)	(5,437,952)	(531,281)	(10,783,190)	(919,677)	(17,739,212)
Net increase (decrease)	447,218	$10,150,243	654,174	$14,083,358	(435,076)	$(8,807,037)	(600,275)	$(11,451,717)

	Spectrum Equity Opportunity Fund
	Six Months Ended February 28, 2011 (Unaudited)		Year Ended August 31, 2010
	Shares	Value	Shares	Value
Shares sold	190,389	$3,921,581	152,667	$2,898,842
Shares issued in reinvestment of distributions	—	—	3,630	68,651
Shares redeemed	(148,756)	(3,011,563)	(131,967)	(2,459,672)
Net increase	41,633	$910,018	24,330	$507,821

The accompanying notes are an integral part of these financial statements.

DIREXION SEMI-ANNUAL REPORT 19

Financial Highlights

												RATIOS TO AVERAGE NET ASSETS
	Net Asset Value, Beginning of Year/Period	Net Investment Income (Loss)[3]	Net Realized and Unrealized Gain (Loss) on Investments	Net Increase (Decrease) in Net Asset Value Resulting from Operations	Dividends from Net Investment Income	Distributions from Realized Capital Gains	Return of Capital Distribution		Net Asset Value, End of Year/Period		Net Assets, End of Year/Period (,000)	Including Short Dividends		Excluding Short Dividends		Net Investment Income (Loss) After Expense Reimbursement/ Recoupment[1]	Portfolio Turnover Rate[5]
Year/Period								Total Distributions		Total Return[4]		Total Expenses[1]	Net Expenses[1]	Total Expenses[1]	Net Expenses[1]
Spectrum Select Alternative Fund
Six months ended February 28, 2011 (Unaudited)	$22.20	$0.27	$1.52	$1.79	$(0.27)	$(0.64)	$—	$(0.91)	$23.08	8.21%[2]	$57,270	—	—	2.55%	2.55%	2.34%	106%[2]
Year ended August 31, 2010	20.36	0.36	2.35	2.71	(0.87)	—	—	(0.87)	22.20	13.51%	45,150	—	—	2.55%	2.55%	1.69%	192%
Year ended August 31, 2009	18.33	0.50	2.00	2.50	(0.47)	—	—	(0.47)	20.36	14.09%	28,081	—	—	2.67%	2.59%	2.76%	297%
Year ended August 31, 2008	20.02	0.33	(1.58)	(1.25)	(0.43)	(0.01)	—	(0.44)	18.33	(6.38%)	24,990	—	—	2.57%	2.57%	1.68%	127%
Year ended August 31, 2007	19.54	0.57	0.76	1.33	(0.85)	—	—	(0.85)	20.02	6.93%	40,757	—	—	2.44%	2.44%	2.82%	260%
Year ended August 31, 2006	19.96	0.50	0.34	0.84	(1.26)	—	—	(1.26)	19.54	4.53%	22,725	—	—	2.54%	2.54%	2.57%	898%
Spectrum Global Perspective Fund
Six months ended February 28, 2011 (Unaudited)	18.88	(0.14)	1.41	1.27	—	—	—	—	20.15	6.73%[2]	43,547	—	—	2.55%	2.55%	(1.44%)	656%[2]
Year ended August 31, 2010	19.18	(0.06)	(0.24)	(0.30)	—[6]	—	—	—[6]	18.88	(1.55%)	49,021	—	—	2.55%	2.55%	(0.30%)	1,378%
Year ended August 31, 2009	18.69	(0.02)	0.51	0.49	—[6]	—[6]	—[6]	—[6]	19.18	2.65%	61,305	—	—	2.52%	2.49%	(0.14%)	1,770%
Year ended August 31, 2008	24.73	(0.16)	(1.48)	(1.64)	(0.84)	(3.56)	—	(4.40)	18.69	(8.96%)	79,849	—	—	2.38%	2.38%	(0.75%)	2,073%
Year ended August 31, 2007	25.93	(0.03)	2.86	2.83	(0.34)	(3.69)	—	(4.03)	24.73	11.32%	110,764	—	—	2.24%	2.24%	(0.12%)	1,259%
Year ended August 31, 2006	23.46	0.06	4.49	4.55	—	(2.08)	—	(2.08)	25.93	20.43%	115,420	—	—	2.23%	2.23%	0.25%	1,693%
Spectrum Equity Opportunity Fund
Six months ended February 28, 2011 (Unaudited)	17.89	(0.17)	3.71	3.54	—	—	—	—	21.43	19.79%[2]	17,604	—	—	2.55%	2.55%	(1.71%)	688%[2]
Year ended August 31, 2010	17.79	(0.17)	0.36	0.19	(0.09)	—	—	(0.09)	17.89	1.06%	13,952	—	—	2.55%	2.55%	(0.91%)	1,447%
Year ended August 31, 2009	17.90	(0.01)	(0.10)	(0.11)	—	—	—[6]	—[6]	17.79	(0.60%)	13,438	—	—	2.79%	2.72%	(0.09%)	1,485%
Year ended August 31, 2008	21.24	(0.05)	(1.51)	(1.56)	(0.60)	(1.18)	—	(1.78)	17.90	(8.28%)	16,381	—	—	2.63%	2.63%	(0.27%)	1,617%
Year ended August 31, 2007	21.43	(0.03)	1.48	1.45	(0.31)	(1.33)	—	(1.64)	21.24	6.91%	32,858	—	—	2.40%	2.40%	(0.14%)	1,347%
Year ended August 31, 2006	21.85	0.03	0.77	0.80	—	(1.22)	—	(1.22)	21.43	3.85%	48,875	—	—	2.31%	2.31%	0.15%	2,310%
[1]	Annualized.
[2]	Not annualized.
[3]	Net investment income (loss) per share represents net investment income (loss) divided by the daily average shares of beneficial interest outstanding throughout each period.
[4]	All returns reflect reinvested dividends, if any, but do not reflect the impact of taxes.
[5]

Portfolio turnover is calculated without regard to short-term securities having a maturity of less than one year. Investments in options, swaps, and futures contracts and repurchase agreements are deemed short-term securities. The Fund’s aggressive to take advantage of anticipated changes in market conditions.

[6]	Amount is less than $0.01 per share.

20 DIREXION SEMI-ANNUAL REPORT

Direxion Funds

NOTES TO THE FINANCIAL STATEMENTS

February 28, 2011 (Unaudited)

1. ORGANIZATION

Direxion Funds (the “Trust”) was organized as a Massachusetts Business Trust on June 6, 1997 and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company issuing its shares in series, each series representing a distinct portfolio with its own investment objective and policies. The Trust currently has 32 series of which 4 are included in this report, HCM Freedom Fund, Spectrum Select Alternative Fund, Spectrum Global Perspective Fund and Spectrum Equity Opportunity Fund (each a “Fund” and collectively, the “Funds”). Each Fund is a “non-diversified” series of the Trust pursuant to the 1940 Act.

The HCM Freedom Fund’s objective is long-term capital appreciation with lower volatility than the overall market by employing a dynamic asset allocation strategy. The HCM Freedom Fund has great flexibility in deciding n what to invest and when to invest, and may invest in a broad range of equity and fixed income securities, both domestically and internationally, as well as derivative instruments of these securities.

The Spectrum Select Alternative Fund seeks a moderate total rate of return (income plus capital appreciation) on an annual basis, by investing primarily in any combination of equity and fixed-income securities based on market conditions, trends and expectations. The Spectrum Global Perspective Fund seeks a high total rate of return (income from short-term trading plus capital appreciation) on an annual basis by investing in equity securities of foreign issuers either directly or indirectly through American Depository Receipts (ADRs), ETFs, foreign currencies, other investment companies and derivative instruments. The Spectrum Equity Opportunity Fund seeks a high total rate of return (income from short-term trading plus capital appreciation) on an annual basis by investing either directly in securities of domestic and foreign issuers or indirectly through ADRs, ETFs, other investment companies and derivative instruments.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. These policies are in conformity with U.S. generally accepted accounting principles (“GAAP”).

a) Investment Valuation – The Net Asset Value (“NAV”) of each Fund is determined daily, Monday through Friday, as of the close of regular trading on the New York Stock Exchange (“NYSE”), each day the NYSE is open for business. The value of all portfolio securities and other assets held by a Fund will be determined as of the time a Fund calculates its NAV, 4:00 p.m. Eastern Time (“Valuation Time”). Equity securities and exchange-traded funds are valued at their last sales price, or if not available, at the average of the last bid and ask prices. Investments in open-end mutual funds are valued at their respective quoted net asset values on the valuation dates. Futures are valued at the settlement price established on the exchange on which they are traded, if that settlement price reflects trading prior to the Valuation Time. If the settlement price established by the exchange reflects trading after the Valuation Time, then the last sales price prior to Valuation Time will be used. Over-the-counter securities are valued at the average of the last bid and ask prices. Securities primarily traded on the NASDAQ National Market are valued using the NASDAQ Official Closing Price. Swaps are valued based upon prices from third party vendor models or quotations from market makers to the extent available. Short-term debt securities with a maturity of 60 days or less and money market securities are valued using the amortized cost method. Other debt securities are valued by using the mean prices provided by the Fund’s pricing service or, if such services are unavailable, by a pricing matrix method. Securities for which reliable market quotations are not readily available, the Funds’ pricing service does not provide a valuation for such securities, the Fund’s pricing service provides valuation that in the judgment of Rafferty Asset Management, LLC (the “Adviser”) does not represent fair value, or the Fund or Adviser believes the market price is stale will be fair valued as determined by the Adviser under the supervision of the Board of Trustees.

b) Repurchase Agreements – Each Fund may enter into repurchase agreements with institutions that are members of the Federal Reserve System or securities dealers who are members of a national securities exchange or are primary dealers in U.S. government securities. In connection with transactions in repurchase agreements, it is the Trust’s policy that the Fund

DIREXION SEMI-ANNUAL REPORT 21

receives, as collateral, cash and/or securities (primarily U.S. government securities) whose market value, including accrued interest, at all times will be at least equal to 100% of the amount invested by the Fund in each repurchase agreement. If the seller defaults, and the value of the collateral declines, realization of the collateral by the Fund may be delayed or limited. The Funds were not invested in repurchase agreements at February 28, 2011.

c) Swap Contracts – Each Fund may enter into equity swap contacts. Standard equity swap contracts are between two parties that agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross amount to be exchanged is calculated with respect to a “notional amount” (i.e. the return on or increase in value of a particular dollar amount invested in a “basket” of securities representing a particular index or industry sector). Most equity swap agreements entered into by the Funds calculate the obligations of the parties on a “net basis”. Consequently, a Fund’s current obligations under a swap agreement generally will be equal to the net amount to be paid or received under the agreement based on the relative value of the positions held by each party. The Fund’s obligations are accrued daily (offset by any amounts owed to the Fund.)

In a “long” equity swap agreement, the counterparty will generally agree to pay the Fund the amount, if any, by which the notional amount of swap contract would have increased in value if the Funds had been invested in the particular securities, plus dividends that would have been received on those securities. The Fund will agree to pay the counterparty a floating rate of interest on the notional amount of the swap contract plus the amount, if any, by which the notional amount would have decreased in value had it been invested in such securities plus, in certain instances, commissions or trading spreads on the notional amounts. Thus, the return on the swap contract should be the gain or loss on the notional amount plus dividends on the securities less the interest paid by the Fund on the notional amount. Payments may be made at the conclusion of the contract or periodically during its term. Swap contracts do not include the delivery of securities. The net amount of the excess, if any, of the Fund’s obligations over its entitlement with respect to each swap is accrued on a daily basis and an amount of cash or liquid assets, having an aggregate net asset value at least equal to such accrued excess is maintained in a segregated account. Until a swap contract is settled in cash, the gain or loss on the notional amount plus dividends on the securities less the interest paid by the Fund on the notional amount are recorded as “unrealized gains or losses on swaps” and when cash is exchanged, the gain or loss is recorded as “realized gains or losses on swaps”. Swap contracts are collateralized by the securities and cash of each particular Fund.

Each Fund may enter into swap contracts that provide the opposite return of the particular benchmark or security (“short” the index or security). The operations are similar to that of the swaps disclosed above except that the counterparty pays interest to the Fund on the notional amount outstanding and the dividends on the underlying securities reduce the return of the swap. These amounts are netted with any unrealized appreciation or depreciation to determine the value of the swap. The Funds will typically enter into equity swap agreements in instances where the Adviser believes that it may be more cost effective or practical than buying a security or the securities represented by a particular index.

d) Short Positions – Each Fund may engage in short sale transactions. For financial statement purposes, an amount equal to the settlement amount is included in the Statement of Assets and Liabilities as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current value of the short position. Subsequent fluctuations in the market prices of short positions may require purchasing the securities at prices which may differ from the market value reflected on the Statement of Assets and Liabilities. The Fund is liable to the buyer for any dividends payable on securities while those securities are in a short position. As collateral for its short positions, the Fund is required under the 1940 Act to maintain assets consisting of cash, cash equivalents or liquid securities equal to the market value of the securities sold short. This collateral is required to be adjusted daily. The Funds were not invested in short positions at February 28, 2011.

e) Stock Index Futures Contracts and Options on Futures Contract – Each Fund may purchase and sell stock index futures contracts and options on such futures contracts. A Fund may use futures contracts to gain exposure to, or hedge against changes in the value of equities, interest rates or foreign countries. Upon entering into a contract, the Fund deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Fund agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as “variation margin” and are recorded by the Fund as unrealized gains and losses. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value of the

22 DIREXION SEMI-ANNUAL REPORT

contract at the time it was opened and the value at the time it was closed. As collateral for futures contracts, the Fund is required under the 1940 Act to maintain assets consisting of cash, cash equivalents or liquid securities. This collateral is required to be adjusted daily to reflect the market value of the purchase obligation for long futures contracts or the market value of the instrument underlying the contract, but not less than the market price at which the futures contract was established, for short futures contracts. The Funds were not invested in options on futures contracts at February 28, 2011.

f) Risks of Options, Futures Contracts, Options on Futures Contracts and Short Positions – The risks inherent in the use of options, futures contracts, options on futures contracts and short positions include 1) adverse changes in the value of such instruments; 2) imperfect correlation between the price of options and futures contracts and options thereon and movements in the price of the underlying securities, index or futures contracts; 3) the possible absence of a liquid secondary market for any particular instrument at any time; 4) the possible need to defer closing out certain positions to avoid adverse tax consequences; and 5) the possible nonperformance by the counterparty under the terms of the contract. The Funds designate all cash, cash equivalents and liquid securities as collateral for written options, futures contracts, options on futures contracts and short positions.

g) Risks of Investing in Foreign Securities – The Spectrum Global Perspective and the Spectrum Equity Opportunity Funds may invest in foreign securities. Investments in foreign securities involve greater risks than investing in domestic securities. As a result, the Fund’s returns and net asset values may be affected to a large degree by fluctuations in currency exchange rates, political, diplomatic or economic conditions and regulatory requirements in other countries. The laws and accounting, auditing, and financial reporting standards in foreign countries typically are not as strict as they are in the U.S., and there may be less public information available about foreign companies.

h) Security Transactions – Investment transactions are recorded on the trade date. The Funds determine the gain or loss realized from the investment transactions by comparing the identified cost, which is the same basis used for federal income tax purposes, with the net sales proceeds.

i) Federal Income Taxes – Each Fund intends to comply with the requirements of Subchapter M of the Internal Revenue Code necessary to qualify as a regulated investment company and to make the requisite distributions of income and capital gains to its shareholders sufficient to relieve it from all or substantially all federal income. No provision for federal income taxes has been made.

j) Income and Expenses – Dividend income is recorded on the ex-dividend date. Interest income, including amortization of premium and discount, and dividends received from money market funds, is recognized on an accrual basis. Expenses are charged to the Funds daily. Expenses are computed based on each Fund’s respective daily net assets. For additional discussion on expenses refer to Note 5.

k) Distributions to Shareholders – Each Fund generally pays dividends from net investment income and distributes net realized capital gains, if any, at least annually. Income and capital gain distributions are determined in accordance with income tax regulations which may differ from GAAP. Distributions to shareholders are recorded on the ex-dividend date.

The tax character of distributions for the Funds during the six months ended February 28, 2011 and the year August 31, 2010 were as follows:

	HCM Freedom Fund
	Six Months Ended	Year Ended
	February 28, 2011	August 31,
	(Unaudited)	2010
Distributions paid from:
Ordinary Income	$862,997	$1,474,611
Long-Term Capital Gains	—	—
Return of Capital	—	—
Total Distributions paid	$862,997	$1,474,611

DIREXION SEMI-ANNUAL REPORT 23

	Spectrum Select		Spectrum Global		Spectrum Equity
	Alternative Fund		Perspective Fund		Opportunity Fund
	Six Months Ended	Year Ended	Six Months Ended	Year Ended	Six Months Ended	Year Ended
	February 28, 2011	August 31,	February 28, 2011	August 31,	February 28, 2011	August 31,
	(Unaudited)	2010	(Unaudited)	2010	(Unaudited)	2010
Distributions paid from:
Ordinary Income	$1,922,936	$1,362,145	$—	$—	$—	$—
Long-Term Capital Gains	30,078	—	—	—	—	—
Return of Capital	—	—	—	8,295	—	68,651
Total Distributions paid	$1,953,014	$1,362,145	$—	$8,295	$—	$68,651

The Funds designated as long-term capital gain dividend, pursuant to Internal Revenue Code Section 852(b)(3), the amount necessary to reduce the earnings and profits of the Fund related to net capital gain to zero for the tax year ended August 31, 2010. The Funds may utilize earnings and profits distributed to shareholders on redemption of shares as part of the dividend paid deduction.

As of August 31, 2010, the components of distributable earnings of the Funds on a tax basis were as follows:

	HCM Freedom Fund	Spectrum Select Alternative Fund	Spectrum Global Perspective Fund	Spectrum Equity Opportunity Fund
Net unrealized appreciation/(depreciation)	$417,371	$789,421	$(847,091)	$—
Undistributed ordinary income	520,163	1,108,592	—	—
Undistributed long-term capital gain	—	—	—	—
Total distributable earnings	520,163	1,108,592	—	—
Other accumulated gain/(loss)	(19,856,222)	(73,499)	(19,941,433)	(3,392,429)
Total accumulated earnings/(loss)	$(18,918,688)	$1,824,514	$(20,788,524)	$(3,392,429)

The difference between book cost of investments and tax cost of investments is attributable primarily to the tax deferral of losses on wash sales. Other accumulated gain/ (loss) is generally comprised of capital loss carryforwards, post-October capital loss deferrals and/or unrealized gain/ (loss) on derivative positions.

The cost basis for investments for federal income tax purposes as of February 28, 2011 was as follows:

	HCM Freedom Fund	Spectrum Select Alternative Fund	Spectrum Global Perspective Fund	Spectrum Equity Opportunity Fund
Tax cost of investments	$27,349,020	$55,703,611	$59,536,688	$17,933,506
Gross unrealized appreciation	393,003	1,361,672	347,804	413,904
Gross unrealized depreciation	(1,230)	(7,325)	(1,146,974)	(77,638)
Net unrealized appreciation/(depreciation)	$391,773	$1,354,347	$(799,170)	$336,266

In order to meet certain excise tax distribution requirements, the Funds are required to measure and distribute annually, net capital gains realized during a twelve-month period ending October 31. In connection with this, the Funds are permitted for tax purposes to defer into their next fiscal year any net capital losses incurred between November 1 and the end of their fiscal year, August 31, 2010.

At August 31, 2010, no funds deferred, on a tax basis, post-October losses.

24 DIREXION SEMI-ANNUAL REPORT

At August 31, 2010, the following funds had capital loss carryforwards on a tax basis of:

	Expires
	8/31/2014	8/31/2015	8/31/2016	8/31/2017	8/31/2018	Total
HCM Freedom Fund	$7,134,932	$5,679,579	$1,637,612	$5,404,099	$—	$19,856,222
Spectrum Select Alternative Fund	—	—		—	—	—
Spectrum Global Perspective Fund	—	—	—	14,988,713	1,648,038	16,636,751
Spectrum Equity Opportunity Fund	—	—	—	3,256,865	—	3,256,865
Capital Loss Utilized:	8/31/2010
HCM Freedom Fund	$1,707,285
Spectrum Select Alternative Fund	3,209,391
Spectrum Equity Opportunity Fund	1,167,325

To the extent the Funds realize future net capital gains, those gains will be offset by any unused capital loss carryover.

The Funds follow authoritative financial reporting rules regarding recognition and measurement of tax positions taken or expected to be taken on a tax return. The Funds have reviewed all open tax years and concluded that there is no effect to the Funds’ financial positions or results of operations and no tax liability resulting from unrecognized tax benefits relating to uncertain income tax position take or expected to be taken on a tax return. Open tax years are those years that are open for examination by the relevant income taxing authority. As of February 28, 2011, open Federal and state income tax years include the tax years ended August 31, 2008, August 31, 2009 and August 31, 2010. The Funds have no examination in progress. The Funds are also not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax expense will significantly change in twelve months.

l) Credit Facility – U.S. Bank, N.A. has made available to Funds, with the exception of the HCM Freedom Fund, a credit facility pursuant to a Line of Credit Agreement (“Line of Credit”) for meeting redemption requests. The Funds did not utilize the Line of Credit during the year ended February 28, 2011:

		Outstanding	Maximum Amount
	Available Borrowing	Balance as of	Outstanding during the	Average
	(Lesser of 33 1/3% of	February 28,	Six Months Ended	Daily	Interest	Borrowings
	Fund’s Net Assets or)	2011	February 28, 2011	Balance	Expense	Charged At
Spectrum Select Alternative Fund	$9,600,000	$—	$—	$—	$—	Prime Rate less 1/2%
Spectrum Global Perspective Fund	9,800,000	—	—	—	—	Prime Rate less 1/2%
Spectrum Equity Opportunity Fund	3,000,000	—	—	—	—	Prime Rate less 1/2%

m) Guarantees and Indemnifications – In the ordinary course of business, the Funds enter into contracts that contain a variety of indemnification provisions pursuant to which the Funds agree to indemnify third parties upon occurrence of specified events. The Fund’s maximum exposure relating to these indemnification agreements is unknown. However, the Funds have not had prior claims or losses in connection with these provisions and believe the risk of loss is remote.

n) Use of Estimates – The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DIREXION SEMI-ANNUAL REPORT 25

3. INVESTMENT TRANSACTIONS

During the year ended February 28, 2011, the aggregate purchases and sales of investments (excluding short-term investments, swaps and futures contracts) were:

		Spectrum	Spectrum	Spectrum
	HCM	Select	Global	Equity
	Freedom	Alternative	Perspective	Opportunity
	Fund	Fund	Fund	Fund
Purchases	$34,805,000	$51,855,638	$206,303,882	$57,056,413
Sales	$38,423,848	$43,032,794	$184,875,087	$47,408,732

4. INVESTMENT ADVISORY AND OTHER AGREEMENTS

Investment Advisory Agreement: The Funds have entered into an investment advisory agreement with the Adviser. The Adviser receives a fee, computed daily and payable monthly, applied to each Fund’s average daily net assets at the annual rates presented below:

HCM Freedom Fund	1.00%
Spectrum Select Alternative Fund	1.00%
Spectrum Global Perspective Fund	1.00%
Spectrum Equity Opportunity Fund	1.00%

In addition, the Adviser has entered into sub-advisory agreements with Horizon Capital Management, Inc. for the HCM Freedom Fund, and with Hundredfold Advisors, LLC for the Spectrum Select Alternative Fund, the Spectrum Global Perspective Fund and the Spectrum Equity Opportunity Fund (the “Sub-Advised Funds”) whereby each sub-advisor will direct investment activities of their respective Funds. The Adviser pays, out of the management fees it receives from these funds, a fee for these sub-advisory services.

Operating Services Agreement: The Funds have entered into an Operating Services Agreement (the “Agreement”) with the Adviser. Under the Agreement, the Adviser will be responsible for all expenses of the Trust except the following: management fees, distribution and/or service fees, acquired fund fees, taxes, leverage interest, dividends or interest on short positions, other interest expenses, brokerage commission and other extraordinary expenses outside the typical day-to-day operations of the Funds.

HCM Freedom Fund	0.55%
Spectrum Select Alternative Fund	0.55%
Spectrum Global Perspective Fund	0.55%
Spectrum Equity Opportunity Fund	0.55%

Distribution Expenses: Shares are subject to an annual Rule 12b-1 fee of 0.80% for the HCM Freedom Fund, and up to 1.00% of the average daily net assets for the Spectrum Select Alternative Fund, the Spectrum Global Perspective Fund and the Spectrum Equity Opportunity Fund.

Rafferty Capital Markets, LLC (the “Distributor”) serves as principal underwriter of the Funds and acts as the Funds’ distributor in a continuous public offering of the Funds’ shares. There were no Rule 12b-1 fees retained by the Distributor for the six months ended February 28, 2010. The Distributor is an affiliate of the Adviser.

5. VALUATION MEASUREMENTS

The Funds follow authoritative fair valuation accounting standards which establish an authoritative definition of fair value and set out a hierarchy for measuring fair value. These standards require additional disclosures about the various inputs and valuation techniques used to develop the measurements of fair value and a discussion in changes in valuation techniques and related inputs during the period. These inputs are summarized in the three broad levels listed below:

Level 1 – Quoted prices in active markets for identical securities

26 DIREXION SEMI-ANNUAL REPORT

Level 2 – Evaluated price based on other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.)

Level 3 – Significant unobservable inputs (including the Fund’s own assumptions in determining fair value of investments)

The inputs or methodology used for valuing securities are not an indication of the credit risk associated with investing in those securities.

The following is a summary of the inputs used to value the Fund’s net assets as of February 28, 2011:

	HCM Freedom Fund
Asset Class	Level 1	Level 2	Level 3	Total
Investment Companies — Fixed Income	$24,669,175	$—	$—	$24,669,175
Short-Term Investments	$3,071,618	$—	$—	$3,071,618

	Spectrum Select Alternative Fund
Asset Class	Level 1	Level 2	Level 3	Total
Investment Companies — Equity	$7,912,279	$—	$—	$4,772,760
Investment Companies — Fixed Income	$42,666,482	$—	$—	$45,806,001
Short-Term Investments	$6,479,197	$—	$—	$6,479,197
Other Financial Instruments*	$—	$37,516	$—	$37,516

	Spectrum Global Perspective Fund
Asset Class	Level 1	Level 2	Level 3	Total
Equity Securities	$2,201,863	$—	$—	$2,201,863
Investment Companies — Equity	$27,055,472	$—	$—	$27,055,472
Short-Term Investments	$29,480,183	$—	$—	$29,480,183
Other Financial Instruments*	$101,075	$(47,414)	$—	$53,661

	Spectrum Equity Opportunity Fund
Asset Class	Level 1	Level 2	Level 3	Total
Equity Securities	$4,230,798	$—	$—	$4,230,798
Investment Companies — Equity	$6,761,704	$—	$—	$6,761,704
Short-Term Investments	$7,277,270	$—	$—	$7,277,270
Other Financial Instruments*	$175,901	$—	$—	$175,901

For further detail on each asset class, see Schedule of Investments.

*

Other financial instruments are derivative instruments not reflected in the Schedule of Investments, such as futures and swap contracts. Futures and swap contracts are valued at the unrealized appreciation (depreciation) on the instrument.

There were no significant transfers between Level 1 and Level 2 securities.

6. ADDITIONAL DISCLOSURES ABOUT DERIVATIVE INSTRUMENTS

The Funds follow authoritative standards of accounting for derivative instruments which establish disclosure requirement for derivative instruments. These standards improve financial reporting for derivative instruments by requiring enhanced disclosures that enables investors to understand how and why a fund uses derivatives instruments, how derivatives instruments are accounted for and how derivative instruments affect a fund’s financial position and results of operations.

The Funds uses derivative instruments as part of its principal investment strategy to achieve its investment objective. For additional discussion on the risks associated with derivative instruments refer to Note 2. As of February 28, 2011, the Funds were invested in futures contracts and equity swap contracts.

DIREXION SEMI-ANNUAL REPORT 27

At February 28, 2011, the fair value of derivatives instruments were as follows:

Asset derivatives1

		Equity risk	Total
Spectrum Select Alternative Fund	Swap contracts	$153,296	$153,296
	Total	$153,296	$153,296
Spectrum Global Perspective Fund	Futures contracts*	$101,075	$101,075
	Total	$101,075	$101,075
Spectrum Equity Opportunity Fund	Futures contracts*	$175,901	$175,901
	Total	$175,901	$175,901

[1]	Statement of Assets and Liabilities location: Unrealized appreciation on swaps and variation margin receivable.
*

Cumulative appreciation (depreciation) of futures contracts as reported in the Schedule of Investments. Only current day’s variation margin, if any, is reported within the Statement of Assets and Liabilities.

Liability derivatives1

		Equity risk	Total
Spectrum Select Alternative Fund	Swap contracts	$115,780	$115,780
	Total	$115,780	$115,780
Spectrum Global Perspective Fund	Swap contracts	$47,414	$47,414
	Total	$47,414	$47,414

[1]	Statement of Assets and Liabilities location: Unrealized depreciation on swaps.

Transactions in derivative instruments during the six months ended February 28, 2011, were as follows:

		Equity risk	Total
HCM Freedom Fund	Realized gain (loss)[1]
	Futures contracts	$(66,649)	$(66,649)
	Total realized gain (loss)	$(66,649)	$(66,649)
Spectrum Select Alternative Fund	Realized gain (loss)[1]
	Futures contracts	$277,527	$277,527
	Swap contracts	1,091,704	1,091,704
	Total realized gain (loss)	$1,369,231	$1,369,231
	Change in unrealized appreciation (depreciation)[2]
	Swap contracts	11,331	11,331
	Total change in unrealized appreciation (depreciation)	$11,331	$11,331

		Equity risk	Total
Spectrum Global Perspective Fund	Realized gain (loss)[1]
	Futures contracts	$(163,749)	$(163,749)
	Swap contracts	457,991	457,991
	Total realized gain (loss)	$294,242	$294,242
	Change in unrealized appreciation (depreciation)[2]
	Futures contracts	$101,075	$101,075
	Swap contracts	(404,802)	(404,802)
	Total change in unrealized appreciation (depreciation)	$(303,727)	$(303,727)
Spectrum Equity Opportunity Fund	Realized gain (loss)[1]
	Futures contracts	$1,223,812	$1,223,812
	Total realized gain (loss)	$1,223,812	$1,223,812
	Change in unrealized appreciation (depreciation)[2]
	Futures contracts	$278,448	$278,448
	Total change in unrealized appreciation (depreciation)	$278,448	$278,448

[1]	Statement of Operations location: Net unrealized gain (loss) on futures and swaps.
[2]	Statement of Operations location: Change in unrealized appreciation (depreciation) on futures and swaps.

28 DIREXION SEMI-ANNUAL REPORT

For the six months ended February 28, 2011, the volume of the derivatives held by the Funds were as follows:

	Quarterly average gross notional amounts
	Long Futures	Short Futures	Long Equity Swaps
	Contracts	Contracts	Contracts
HCM Freedom Fund	$—	$—	$—
Spectrum Select Alternative Fund	858,147	—	9,726,945
Spectrum Global Perspective Fund	6,751,179	—	2,009,298
Spectrum Equity Opportunity Fund	3,103,513	—	—

The Funds utilize this volume of derivatives as a substitute for investing in comparable positions in underlying securities and/or as a means to limit exposure of a Fund’s position. During the six months ended February 28, 2011, the Spectrum Select Alternative Fund maintained a consistent investment in long equity swap contracts though more pronounced towards the end of the period. The Spectrum Global Perspective Fund and the Spectrum Equity Opportunity Fund investments in long equity swap contracts occurred closer to the beginning of the year. The three Spectrum Funds maintain investments in long futures contracts throughout the year.

7. NEW ACCOUNTING PRONOUNCEMENT

In January 2010, the Financial Accounting Standards Board issued an update to improve disclosure about fair value measurements. This update required additional disclosures regarding fair value measurements. Specifically, the amendment requires reporting entities to disclose a) the input and valuation techniques used to measure fair value for both recurring and nonrecurring fair value measurements, for Level 2 or Level 3 positions, b) transfers between all levels (including Level and Level 2) will be required to be disclosed on a gross basis (i.e. transfers out must be disclosed separately from transfers in) as well as the reason(s) for the transfers and c) purchases and sales must be shown on a gross basis in the Level 3 rollforward rather than as one net number.

The effective date of this guidance is for interim and annual periods beginning after December 15, 2009; however, the requirement to provide the Level 3 activity for purchases and sales on a gross basis will be effective for interim and annual periods beginning after December 15, 2010. The Funds have disclosed the applicable requirements of the accounting standard in their financial statements.

8. SUBSEQUENT EVENT

The Funds follow authoritative standards for accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. These standards require the Funds to recognize in the financial statements the effects of all recognized subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet. For nonrecognized subsequent events that must be disclosed to keep the financial statements from being misleading, the Funds are required to disclose the nature of the event as well as an estimate of its financial effect, or a statement that such an estimate cannot be made. The Funds have evaluated subsequent events through the issuance of the Funds’ financial statements and have determined there is no impact to the Funds’ financial statements.

DIREXION SEMI-ANNUAL REPORT 29

Additional Information

(Unaudited)

HOUSEHOLDING

In an effort to decrease costs, the Funds intend to reduce the number of duplicate prospectuses, Annual and Semi-Annual Reports, proxy statements and other similar documents you receive by sending only one copy of each to those addresses shared by two or more accounts and to shareholders we reasonably believe are from the same family or household. Householding begins once you have signed your account application. After such time, if you would like to discontinue householding for your accounts, please call toll-free at (800) 851-0511 to request individual copies of these documents. Once the Funds receive notice to stop householding, we will begin sending individual copies thirty days after receiving your request. This policy does not apply to account statements.

30 DIREXION SEMI-ANNUAL REPORT

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31

PRIVACY NOTICE

At the Direxion Funds, we are committed to protecting your privacy. To open and service your Direxion accounts, we collect and maintain certain nonpublic personal information about you, such as your address, phone number, social security number, purchases, sales, account balances, bank account information and other personal financial information. We collect this information from the following sources:

•	Account applications or other forms on which you provide information,
•	Mail, e-mail, the telephone and our website, and
•	Your transactions and account inquiries with us.

We safeguard the personal information that you have entrusted to us in the following ways:

•	As a general policy, only those employees who maintain your account and respond to your requests for additional services have access to your account information.
•	We maintain physical, electronic, and procedural safeguards to insure the security of your personal information and to prevent unauthorized access to your information.

We do not disclose any nonpublic personal information about you or our former shareholders to anyone, except as permitted or required by law. In the course of conducting business and maintaining your account we may share shareholder information, as allowed by law, with our affiliated companies and with other service providers, including financial intermediaries, custodians, transfer agents and marketing consultants. Those companies are contractually bound to use that information only for the services for which we hired them. They are not permitted to use or share our shareholders’ nonpublic personal information for any other purpose. There also may be times when we provide information to federal, state or local authorities as required by law.

In the event that you hold fund shares of Direxion through a financial intermediary, including, but not limited to, a broker-dealer, bank, or trust company, the privacy policy of your financial intermediary would govern how your nonpublic personal information would be shared with nonaffiliated third parties.

For questions about our policy, please contact us at (800) 851-0511.

SEMI – ANNUAL REPORT

Adviser

Rafferty Asset Management, LLC

33 Whitehall St. 10th Floor

New York, NY 10004

Sub-Advisor

Spectrum Funds Sub-Advisor

Hundredfold Advisors, LLC

2940 N. Lynnhaven Road

Virginia Beach, VA 23452

Administrator, Transfer Agent, Dividend Paying

Agent & Shareholding Servicing Agent

U.S. Bancorp Fund Services, LLC

P.O. Box 1993

Milwaukee, WI 53201-1993

Custodian

U.S. Bank, N.A.

1555 RiverCenter Dr., Suite 302

Milwaukee, WI 53212

Independent Registered Public Accounting Firm

Ernst & Young LLP

5 Times Square

New York, NY 10036

Distributor

Rafferty Capital Markets, LLC

59 Hilton Avenue

Garden City, NY 11530

The Fund’s Proxy Voting Policies are available without charge by calling 1-800-851-0511, or by accessing the SEC’s website, at www.sec.gov.

The actual voting records relating to portfolio securities during the most recent period ended June 30 (starting with the year ended June 30, 2005) is available without charge by calling 1-800-851-0511 or by accessing the SEC’s website at www.sec.gov.

The Funds file its complete schedule of portfolio holdings with the Commission for the first and third quarters of each fiscal year on Form N-Q. The Form N-Q is available without charge, upon request, by calling 1-800-851-0511, or by accessing the SEC’s website, at www.sec.gov. The Funds’ Forms N-Q may be reviewed and copied at the Commission’s Public Reference Room in Washington, D.C. Information or the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

This report has been prepared for shareholders and may be distributed to others only if preceded or accompanied by a current prospectus.